EXHIBIT 4.2

NUMBER	SHARES
*****	*****

ZIONS BANCORPORATION

TOTAL AUTHORIZED: 300,893 SHARES

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock

WITHOUT PAR VALUE

THIS CERTIFIES THAT                      is the registered holder of              Shares of Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this      day of              A.D. 20    .

UPON REQUEST, AND WITHOUT CHARGE, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE COMMON STOCK AND PREFERRED STOCK (INCLUDING ALL SERIES THEREOF) OF THE CORPORATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ZIONS BANCORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

For value received,                      hereby sell, assign and transfer unto              Shares represented by the within Certificate and do hereby irrevocably constitute and appoint              Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated              A.D. 20

In presence of